EXHIBIT 99.1

                        NORTH EAST INSURANCE COMPANY
                       RIGHTS OFFERING OF COMMON STOCK


                           SUBSCRIPTION AGREEMENT


To:  North East Insurance Company
     482 Payne Road, 4th Floor
     P.O. Box 1418
     Scarborough, Maine 04074-1418

     Attention: Board of Directors

______________________________________________________________________________


      The undersigned shareholder ("Subscriber") of North East Insurance Company, a Maine corporation ("NEIC"), hereby subscribes to purchase shares of NEIC's Common Stock, $1 par value ("Common Stock"), on the terms set forth below. Subscriber hereby represents, warrants, agrees, and acknowledges as follows:

Existing Ownership:

      As of [RecDate], 1998 (the "Record Date"), Subscriber owned shares of Common Stock as follows (mark all that apply):

      [ ]   Indirectly, through the following broker or bank: ________________
            ________________________________ located in _______________(city),
            ___________________________ (state).


      [ ] Directly, through ownership of an NEIC stock certificate in the name of Subscriber.


      [ ]   Other (please describe): _________________________________________
            ________________________________________________________________.

      The total number of shares of Common Stock owned by Subscriber on the Record Date was ______________________ shares. For these purposes, a person is considered to "own" shares of Common Stock if (i) he or she has the right to vote the shares or otherwise control the voting of the shares or (ii) he or she has the right to sell the shares or otherwise order a sale or other transfer of the shares. If two or more persons jointly hold the power to vote or sell any shares of Common Stock (or have otherwise agreed to act in concert for purposes of voting or disposing of the shares), then each will be considered to own all of those shares.

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Basic Subscription Privilege:

      Subscriber elects to exercise his or her Basic Subscription Privilege as follows: (check one)

      [ ] EXERCISE IN FULL to purchase one new share for each share owned on the Record Date.

            [NOTE: If you already own more than 150,000 shares, the Company reserves the right to limit this purchase if and to the extent necessary to keep your percentage ownership from exceeding 9.9% of the outstanding shares.]

      [ ]   PARTIAL EXERCISE to purchase ______________ shares.


Oversubscription Privilege:

[Fill in this section only if you have exercised the Basic Subscription Privilege in full.]

In addition to exercising the Basic Subscription Privilege in full, the undersigned elects to exercise his or her Oversubscription Privilege as follows:

      [ ] PURCHASE _______________ ADDITIONAL SHARES, subject to proration and applicable limits on purchase

            [NOTE: If you want to purchase the maximum possible number of shares, it is suggested that you subscribe for that number of shares which will increase your beneficial ownership to 603,720 shares. This is the maximum ownership that will be permitted if all of the offered shares are sold. If fewer than all of the offered shares are sold, NEIC will reduce the subscription such that your beneficial ownership will not exceed 9.9% of the total outstanding shares of Common Stock.]

Calculation of Total Subscription Price:

This subscription must be accompanied by payment of the total subscription price in the amount of $x.xx per share subscribed for, as follows:

      Total shares subscribed for: ________ x $x.xx per share =  $___________.

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Method of Payment:

The total subscription price is being paid as follows:

      [ ] By check, bank draft or money order payable to "American Stock Transfer & Trust Company, as Subscription Agent" or

      [ ]   By wire transfer directed to  ____________________________.


Other Representations and Agreements by Subscriber:

Subscriber hereby represents to NEIC that he or she has read carefully the section of this Prospectus entitled "Certain Ownership Limits and Reporting Requirements" and agrees not to acquire NEIC shares through or in connection with the Rights Offering in violation of those ownership limits and reporting requirements.

not to engage in any intentional violation of those ownership limits and reporting requirements. he or she understands that Maine and New York insurance laws generally prohibit any person from acquiring beneficial ownership of 10% or more of the outstanding voting stock of NEIC, unless that person or group first obtains permission from state insurance regulators. Subscriber agrees not to acquire NEIC shares through or in connection with the Rights Offering in violation of those prohibitions.

If the Subscriber currently owns more than 150,000 NEIC shares (5% of the outstanding stock) or is subscribing for more than 100,000 shares, then Subscriber agrees (if NEIC so requests within 60 days of expiration of the Rights Offering) to provide reasonable evidence of the total number of shares beneficially owned by him or her and those on whose behalf Subscriber holds shares.

Subscriber agrees that, until the date he or she receives a stock certificate from NEIC for the shares subscribed for in this Subscription Agreement, Subscriber will promptly inform NEIC if any of the representations in this Agreement become untrue.

Subscriber's principal residence address (or business address if Subscriber is an entity) is as follows:

          ____________________________________________________________
          ____________________________________________________________
          ____________________________________________________________
          ____________________________________________________________

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                                 *    *    *

EXECUTED BY SUBSCRIBER on the ____________ day of ______________________, 1998,
at ______________________, ______________________ [city, state].


                           NAME OF SUBSCRIBER: _______________________________

  (Joint owners: all                Signature  _______________________________
   owners must sign)                    Title  _______________________________

  (Entities: specify
   titles of signing                Signature  _______________________________
   officers)                            Title  _______________________________


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